FORM OF RIGHT OF FIRST REFUSAL AND

CORPORATE OPPORTUNITIES AGREEMENT

THIS RIGHT OF FIRST REFUSAL AND CORPORATE OPPORTUNITIES AGREEMENT (this “Agreement”) is made as of [___], 2008 by and among Navios Maritime Acquisition Corporation, a Marshall Islands corporation (the “Company”), Navios Maritime Holdings, Inc., a Marshall Islands corporation (“Navios Holdings”) and Navios Maritime Partners L.P. (“Navios Partners”) in connection with the Company’s proposed public offering of Units in the United States pursuant to a registration statement, on Form F-1, filed by the Company with the Securities and Exchange Commission (as amended, the “Registration Statement”).

RECITALS

WHEREAS, Navios Holdings is a significant shareholder in the Company;

WHEREAS, the Company, Navios Holdings and Navios Partners share certain officers and directors; and

WHEREAS, because each of the Company, Navios Holdings and Navios Partners will be seeking business opportunities in the shipping industry, the parties have made this Agreement to clarify the business opportunities for which each party shall have the right of first refusal.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Right of First Refusal. For the term specified in Section 2 of this Agreement, each party agrees to grant to such other party (i) in its certificate of incorporation or equivalent document or (ii) by action of its board of directors, a right of first refusal to any corporate opportunities belonging to it that concern a Business Combination (as defined herein) as follows:

(a) Navios Holdings shall have a right of first refusal for corporate opportunities in the dry bulk sector of the shipping industry as described in the Registration Statement, with the exception of any Panamax or Capesize dry bulk carrier under charter for three or more years Navios Holdings might own;

(b) The Company shall have a right of first refusal with respect to corporate opportunities in all other sectors of the shipping industry as described in the Registration Statement; and

(c) Navios Partners has the right of first refusal with respect to an acquisition opportunity relating to any Panamax or Capesize dry bulk carrier under charter for three or more years.

Navios Acquisition acknowledges its obligations under the Omnibus Agreement among Navios Maritime Holdings Inc., Navios GP L.L.C., Navios Maritime Operating L.L.C. and Navios Maritime Partners L.P. dated November 16, 2007 (the “Omnibus Agreement”). Decisions by the Company to release Navios Holdings and Navios Partners to pursue any corporate opportunity outside of the dry bulk sector will be made by a majority of the Company’s independent directors. Decisions by Navios Holdings to release the Company and Navios Partners to pursue a corporate opportunity in the dry bulk sector will be made by a majority of Navios Holdings’ independent directors. Decisions by Navios Partners to release the Company and Navios Holdings to pursue an acquisition opportunity relating to any Panamax or Capesize dry bulk carrier under charter for three or more years will be made by a majority of Navios Partners’ independent directors.

As used herein, the term “Business Combination” (as described more fully in the Registration Statement) shall mean any acquisition, through a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination, one or more assets or one or more operating businesses in the marine transportation and logistics industries, with a primary focus on target businesses outside of the dry bulk shipping sector.

Any party whose directors, officers or employees become aware of a corporate opportunity that is subject to this Agreement (such party, the “Grantor”) shall provide written notice of the business opportunity to the party to whom it has the duty to grant the right of first refusal (the “Grantee”) within 5 (five) business days of its identification of the corporate opportunity. Any right of first refusal granted shall expire thirty (30) days from the date of the written notice, provided that, during such thirty (30)-day period, the Grantee has failed to commence discussions with any third party regarding a Business Combination. Notwithstanding the foregoing, in the event that the applicable notice period under the Omnibus Agreement shall provide for a shorter period than ninety (90) days with respect to the consideration of a particular business opportunity by Navios Holdings or Navios Partners, as the case may be, then the notice period for the consideration of such business opportunity shall be such shorter period as required by the terms of the Omnibus Agreement.

2. Term. This Agreement shall become effective on its execution and shall remain in effect for a period to expire upon the earlier of (i) the consummation by the Company of a Business Combination or (ii) the Company’s liquidation, each in the circumstances and in the manner described in the Registration Statement.

3. Notices. All notices or communications hereunder shall be in writing, addressed as follows:

To the Company:

Navios Maritime Acquisition Corporation

85 Akti Miaouli Street

Piraeus, Greece 185 38

Attention: Chief Executive Officer

with copies to:

Kenneth R. Koch, Esq.

Mintz Levin Cohn Ferris Glovsky & Popeo, P.C.

666 Third Avenue

New York, New York 10017

If to Navios Holdings:

Navios Maritime Holdings, Inc.

85 Akti Miaouli Street

Piraeus, Greece 185 38

Attention: General Counsel

with copies to:

Kenneth R. Koch, Esq.

Mintz Levin Cohn Ferris Glovsky & Popeo, P.C.

666 Third Avenue

New York, New York 10017

If to Navios Partners:

Navios Maritime Partners L. P.

85 Akti Miaouli Street

Piraeus, Greece 185 38

Attention: General Counsel

with copies to:

Kenneth R. Koch, Esq.

Mintz Levin Cohn Ferris Glovsky & Popeo, P.C.

666 Third Avenue

New York, New York 10017

Any such notice or communication shall be delivered by hand or by courier or sent certified or registered mail, return receipt requested, postage prepaid, addressed as above (or to such other address as such party may designate in a notice delivered as described above), and the third business day after the actual date of mailing shall constitute the time at which notice was given.

4. Severability. If any provision of this Agreement shall be declared to be invalid or unenforceable, in whole or in part, such invalidity or unenforceability shall not affect the remaining provisions hereof which shall remain in full force and effect.

5. Assignment. Neither this Agreement nor any rights or obligations hereunder shall be assignable or otherwise subject to hypothecation by either party hereto.

6. Amendment. This Agreement may only be amended by written agreement of the parties hereto.

7. Survival. The respective rights and obligations of the parties hereunder shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations. The provisions of this Section 7 are in addition to the survivorship provisions of any other section of this Agreement.

8. Governing Law and Jurisdiction. This Agreement shall be construed, interpreted, and governed in accordance with the laws of the State of New York, without reference to rules relating to conflicts of law. The undersigned hereby agrees that any action, proceeding or claim against the undersigned arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The undersigned hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. The parties hereto hereby appoints, without power of revocation, Mintz, Levin, Cohn, Ferris, Glovsky & Popeo, P.C, with an office at 666 Third Avenue, New York, New York, 10017, Attention of Kenneth R. Koch, Esq., as its agent to accept and acknowledge on its behalf service of any and all process which may be served in any action, proceeding or counterclaim in any way relating to or arising out of this letter agreement.

9. Effect on Prior Agreements. This Agreement contains the entire understanding between the parties hereto and supersedes in all respects any prior or other agreement or understanding concerning the subject matter hereof among the Company, Navios Holdings and Navios Partners.

10. Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which, taken together, shall be deemed one document

11. Mutual Waiver of Jury Trial. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST BENEFITS OF THE JUDICIAL SYSTEM, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER THIS AGREEMENT OR ANY DOCUMENTS RELATED HERETO.

12. Waiver. Each party acknowledges and permanently and irrevocably waives any and all claims against the other parties hereto in respect of any business opportunities not received by it pursuant to the terms of this Agreement.

(Remainder of page intentionally left blank. Signature pages to follow.)

IN WITNESS WHEREOF, the parties hereto have executed this Right of First Refusal and Corporate Opportunities Agreement as of the date first specified above.

NAVIOS MARITIME ACQUISITION CORPORATION
By:
Name:	Angeliki Frangou
Title:	Chairman and Chief Executive Officer

NAVIOS MARITIME HOLDINGS, INC.
By:
Name:	Angeliki Frangou
Title:	Chairman and Chief Executive Officer

NAVIOS MARITIME PARTNERS L.P.
By:
Name:	Angeliki Frangou
Title:	Chairman and Chief Executive Officer

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